Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES REPORTS FISCAL YEAR 2022 SECOND QUARTER RESULTS

Company Builds Diversification Momentum and Enters Credit Facility

Houston, Texas – May 11, 2022 – Geospace Technologies (NASDAQ: GEOS) today announced results for the second quarter and six-month period ended March 31, 2022. During the three-month period ended March 31, 2022, Geospace Technologies (the “Company”) reported revenue of $24.7 million versus $23.9 million for the comparable year-ago quarter. Net loss for the three-month period ended March 31, 2022 narrowed to $1.5 million, or $(0.11) per diluted share, compared to a net loss of $7.2 million, or ($0.53) per diluted share for the quarter ended March 31, 2021.

For the six-months ended March 31, 2022, the Company recorded revenue of $42.7 million compared to revenue of $52.4 million during the prior year period. The Company reported a net loss of $8.2 million, or $(0.64) per diluted share compared to a net loss of $8.2 million, or $(0.61) per diluted share for the prior year period.

Walter R. (“Rick”) Wheeler, President and CEO of the Company said, “We are pleased that revenue reached $24.7 million in our second fiscal quarter, which ended March 31, 2022. This figure represents the second highest quarterly result in the last two years. Moreover, the quarter reflects other positive momentum building at Geospace. In March, we recorded our first significant sale of deep-water OBX ocean bottom nodes when a longstanding customer exercised a purchase option in an ongoing rental contract. This sale and our recent announcement of additional OBX rental contracts confirm Geospace’s leadership in the ocean bottom nodal market. Based on current inquiries, I believe we will see higher utilization of our OBX rental fleet in the second half of fiscal year 2022 and beyond. Although challenges remain for our oil and gas market segment, new OBX inquiries and our highly engaged discussions with oil and gas companies for permanent reservoir monitoring (PRM) systems are encouraging.

Wheeler continued, “The rewards of our channeled business diversification strategy were resoundingly demonstrated in the second quarter performance of our Adjacent Markets segment. Revenue for the segment increased 21% over last year’s second quarter, topping $9.2 million. This is the second highest quarterly amount ever recorded for these products. And for the six-months ended March 31, 2022, this segment produced $17.4 million in revenue, setting a new company record for the segment’s fiscal mid-year results. This was notably achieved despite the effects of ubiquitous supply chain problems broadly exhibited throughout the industry. Although this has introduced some delay in the roll out of our Aquana smart water valves, the debut of these products is on the near horizon. We expect our Industrial Internet of Things (IIoT) enabled smart water valves and cloud management platform developed through our acquisition of Aquana, LLC last summer will add yet another vehicle of growth to our already expanding Adjacent Markets segment.”

“Diversification efforts are also evident in our Emerging Markets segment. Building on the technologies originally invented for advanced border and perimeter security, the verification testing performed through our Joint Industry Partnership with Carbon Management Canada has proven Quantum Technology Sciences’ SADAR® product as a highly effective tool for precise microseismic monitoring of subsurface reservoirs. This has opened new discussions on how this information can uniquely facilitate high confidence decision making in critical applications that include carbon storage, hydraulic fracking, and steam assisted gravity drainage.”

Wheeler continued, “In other events, we are pleased to announce the completion of a new credit facility with Amerisource Funding, Inc. and Woodforest Bank. This facility provides Geospace with up to $10 million in additional liquidity. While we don’t have an anticipated need to use this facility, we believe this proactive step gives us additional financial flexibility. As fiscal year 2022 progresses, we will continue to exercise the conservative approach to financial management that has been a hallmark of Geospace leadership. Our available cash balance at the end of the first half of fiscal year 2022 is essentially neutral in comparison to the prior quarter. This minimal reduction of cash reflects strict cash management activities across all aspects of the organization.”

Adjacent Markets Segment

Revenue for the three-month period ended March 31, 2022 was $9.2 million, an increase of 21.2% when compared to the same three-month period of the prior fiscal year. The six-month revenue for the period ended March 31, 2022 was $17.4 million an increase of 19.9% from the same prior year period. The increase in revenue for both periods is due to higher demand for our water meter connector and cable products, industrial sensor products, thermal imaging equipment, and consumable film products.

Oil and Gas Markets Segment

The Oil and Gas Markets segment produced revenue of $15.1 million for the three-months ended March 31, 2022. This compares with revenue of $16.1 million for the same period of the prior fiscal year, a decrease of 6.1%. For the six-month period ended March 31, 2022, the segment contributed revenue of $24.8 million, a decrease 14.2%. The decrease in revenue for both periods is due to lower wireless product sales partially offset by higher utilization of the Company’s OBX rental fleet. The Company’s OBX rental fleet has been experiencing higher levels of quoting activities as well as additional contracts as mentioned in our recent press release.

Emerging Markets

For the three- and six-month periods ended March 31, 2022, the Company’s Emerging Market’s segment generated revenue of $0.3 million and $0.4 million respectively. For the similar periods from fiscal year 2021, the Emerging Market’s segment produced revenue of $0.2 million and $9.0 million. The increase in revenue for the three months ended March 31, 2022 was primarily due to higher service revenue. In the second fiscal quarter, Quantum began a one-year contract option with U.S. Customs and Border Protection for maintenance and service associated with the border security systems installed in 2021.

Balance Sheet and Liquidity

On March 31, 2022, Geospace had $11.9 million in cash, cash equivalents, and short-term investments. Subsequent to March 31, 2022, the Company entered into a credit facility with Amerisource Funding, Inc. and Woodforest Bank that will provide up to $10.0 million in available borrowing. The Company additionally owns unencumbered property and real estate in both domestic and international locations. The Company used $5.9 million of cash during the six-month period ended March 31, 2022. Notable sources of cash included (i) $5.7 million in net proceeds from the sale of short-term investments and (ii) $3.0 million from the sale of used rental equipment. Notable uses of cash included (i) $10.3 million used in operating activities, (ii) $2.4 million of investments for additions to our equipment rental fleet, (iii) $0.8 million earn-out payments to the former shareholders of Quantum, and (iv) $0.7 million for the purchase of treasury stock pursuant to a stock buy-back program authorized by our board of directors. The stock buy-back program authorized the Company to repurchase up to $7.5 million of our common stock in open market transactions. The program was completed in November 2021.

Conference Call Information

Geospace Technologies will host a conference call to review its second quarter fiscal year 2022 financial results on May 12, 2022, at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (800) 894-5910 (US) or (785) 424-1052 (International). Please reference the conference ID: GEOSQ222 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor Relations tab of our website at www.geospace.com.

About Geospace Technologies

Geospace principally designs and manufactures seismic instruments and equipment. We market our seismic products to the oil and gas industry to locate, characterize and monitor hydrocarbon-producing reservoirs. We also market our seismic products to other industries for vibration monitoring, border and perimeter security and various geotechnical applications. We design and manufacture other products of a non-seismic nature, including water meter products, imaging equipment, offshore cables, remote shutoff water valves and Internet of Things (IoT) platform and provide contract manufacturing services.

Media Contact: Caroline Kempf, ckempf@geospace.com, 321.341.9305

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, statements regarding our expected operating results, the timing, adoption, results and success of our rollout of Aquana smart water valves and cloud based control platform, future demand for Quantum security solutions the adoption and sale of products in various geographic regions, potential tenders for PRM systems, future demand for OBX systems, the adoption of Quantum’s SADAR® product monitoring of subsurface reservoirs, the completion of new orders for channels of our GCL system, the fulfillment of customer payment obligations, the impact of and the recovery from the impact of the coronavirus (COVID-19) pandemic, our ability to manage changes and the continued health or availability of management personnel, the impact of the current armed conflict between Russia and Ukraine, volatility and direction of oil prices, anticipated levels of capital expenditures and the sources of funding therefor, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our current judgment about future events and trends based on currently available information. However, there will likely be events in the future that we aren’t able to predict or control. The factors listed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, any subsequent Quarterly Report on Form 10-Q, or in our other periodic reports, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis® or Aquana technology transactions to yield positive operating results, decreases in commodity price levels and continued adverse impact of COVID-19, which could reduce demand for our products, the failure of our products to achieve market acceptance (despite substantial investment by us), our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, inability to collect on promissory notes, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market or a decrease in such market due to governmental changes, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K or in our other periodic reports could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable securities laws and regulations.

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Revenue:
Products	$21,565	$21,604	$34,597	$48,326
Rental	3,135	2,288	8,094	4,026

Total revenue	24,700	23,892	42,691	52,352

Cost of revenue:
Products	13,500	17,755	24,850	34,585
Rental	4,390	5,290	9,329	10,195

Total cost of revenue	17,890	23,045	34,179	44,780

Gross profit	6,810	847	8,512	7,572

Operating expenses:
Selling, general and administrative	5,991	5,478	11,735	10,832
Research and development	4,673	3,765	9,942	7,285
Change in estimated fair value of contingent consideration	(2,218)	(221)	(4,658)	(918)
Bad debt expense	13	1	28	8

Total operating expenses	8,459	9,023	17,047	17,207

Loss from operations	(1,649)	(8,176)	(8,535)	(9,635)

Other income (expense):
Interest income	126	812	320	1,133
Foreign exchange gains (losses), net	93	(36)	111	113
Other, net	(19)	277	(36)	274

Total other income, net	200	1,053	395	1,520

Loss before income taxes	(1,449)	(7,123)	(8,140)	(8,115)
Income tax expense	25	61	102	119

Net loss	$(1,474)	$(7,184)	$(8,242)	$(8,234)

Loss per common share:
Basic	$(0.11)	$(0.53)	$(0.64)	$(0.61)

Diluted	$(0.11)	$(0.53)	$(0.64)	$(0.61)

Weighted average common shares outstanding:
Basic	12,999,022	13,466,614	12,958,911	13,519,638

Diluted	12,999,022	13,466,614	12,958,911	13,519,638

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	March 31, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$8,211	$14,066
Short-term investments	3,660	9,496
Trade accounts and financing receivables, net	25,218	17,159
Unbilled receivables	—	1,051
Inventories, net	18,325	16,196
Prepaid expenses and other current assets	1,170	2,062

Total current assets	56,584	60,030

Non-current financing receivables	1,214	2,938
Non-current inventories, net	14,383	18,103
Rental equipment, net	32,459	38,905
Property, plant and equipment, net	28,257	29,983
Operating right-of-use assets	1,074	1,191
Goodwill	5,072	5,072
Other intangible assets, net	6,357	7,250
Other assets	210	457

Total assets	$145,610	$163,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$4,640	$6,391
Contingent consideration	167	807
Operating lease liabilities	233	225
Other current liabilities	6,483	7,799

Total current liabilities	11,523	15,222

Non-current contingent consideration	385	5,210
Non-current operating lease liabilities	902	1,009
Non-current other liabilities	23	31

Total liabilities	12,833	21,472

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $.01 par value, 20,000,000 shares authorized; 13,861,233 and 13,738,971 shares issued, respectively; and 13,019,241 and 12,969,542 shares outstanding, respectively	139	137
Additional paid-in capital	93,888	92,935
Retained earnings	64,268	72,510
Accumulated other comprehensive loss	(18,018)	(16,320)
Treasury stock, at cost, 841,992 and 769,429 shares, respectively	(7,500)	(6,805)

Total stockholders’ equity	132,777	142,457

Total liabilities and stockholders’ equity	$145,610	$163,929

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities:
Net loss	$(8,242)	$(8,234)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred income tax benefit	(7)	(1)
Rental equipment depreciation	7,205	7,772
Property, plant and equipment depreciation	2,071	1,970
Amortization of intangible assets	893	866
Accretion of discounts on short-term investments	76	3
Stock-based compensation expense	954	1,027
Bad debt expense	28	8
Inventory obsolescence expense	1,106	1,155
Change in estimated fair value of contingent consideration	(4,658)	(918)
Gross profit from sale of used rental equipment	(10,741)	(4,150)
Loss on disposal of property, plant and equipment	—	6
Realized loss (gain) on sale of investments	18	(269)
Effects of changes in operating assets and liabilities:
Trade accounts and notes receivables	4,666	190
Unbilled receivables	1,051	(2,707)
Inventories	(1,313)	(6,652)
Other assets	1,027	6,525
Accounts payable trade	(1,746)	3,629
Other liabilities	(2,720)	(4,153)

Net cash used in operating activities	(10,332)	(3,933)

Cash flows from investing activities:
Purchase of property, plant and equipment	(509)	(1,673)
Proceeds from the sale of property, plant and equipment	—	2
Investment in rental equipment	(2,367)	(59)
Proceeds from the sale of used rental equipment	3,000	9,991
Purchases of short-term investments	(450)	(3,800)
Proceeds from the sale of short-term investments	6,174	—
Proceeds from sale of investment in debt security	—	269

Net cash provided by investing activities	5,848	4,730

Cash flows from financing activities:
Payments on contingent consideration	(807)	—
Purchase of treasury stock	(695)	(2,328)

Net cash used in financing activities	(1,502)	(2,328)

Effect of exchange rate changes on cash	132	91

Decrease in cash, cash equivalents and restricted cash	(5,855)	(1,440)
Cash and cash equivalents, beginning of fiscal year	14,066	32,686

Cash, cash equivalents and restricted cash, end of fiscal period	$8,211	$31,246

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$81	$70
Issuance of notes receivable in connection with sale of used rental equipment	11,745	—
Inventory transferred to (from) rental equipment	814	(504)
Inventory transferred to property, plant and equipment	172	—

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Oil and Gas Markets
Traditional seismic exploration product revenue	$1,245	$789	$1,836	$1,786
Wireless seismic exploration product revenue	13,507	14,772	22,234	26,509
Reservoir product revenue	394	571	730	600

	15,146	16,132	24,800	28,895

Adjacent Markets segment revenue:
Industrial product revenue	5,993	4,977	11,006	9,384
Imaging product revenue	3,210	2,618	6,368	5,111

	9,203	7,595	17,374	14,495
Emerging Markets segment revenue:
Border and perimeter security product revenue	299	165	436	8,962

Corporate	52	—	81	—

Total revenue	$24,700	$23,892	$42,691	$52,352

	Three Months Ended		Six Months Ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021
Operating income (loss):
Oil and Gas Markets segment	$1,656	$(5,465)	$(2,514)	$(11,451)
Adjacent Markets segment	1,292	1,562	2,500	2,822
Emerging Markets segment	(1,384)	(1,189)	(2,204)	5,290)
Corporate	(3,213)	(3,084)	(6,317)	(6,296)

Total operating loss	$(1,649)	$(8,176)	$(8,535)	$(9,635)